Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is executed as of January 24, 2020, with retroactive effect to December 21, 2019, by and among WHEELER REIT, L.P., a Virginia limited partnership, (the “Borrower”), the Guarantors, KeyBank National Association, a national banking association (“KeyBank”), as administrative agent for the lenders (“Agent”), and the lenders from time to time party thereto (“Lenders”).
RECITALS
A.The Borrower, the Guarantors, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement (as same has been amended or modified from time to time, the “Credit Agreement”) dated as of December 21, 2017, as amended on April 25, 2019 pursuant to a certain First Amendment to Amended and Restated Credit Agreement (the “First Amendment”); capitalized terms used but not defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement.
B.The Borrower and the Guarantor have requested that the Lenders agree to modify and/or waive certain provisions of the Credit Agreement, and the Agent and the Lenders have agreed to do so, provided Borrower, the Guarantors, Agent and the Lenders agree to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, Borrower, the Guarantors, Agent and the Lenders agree as follows:
AGREEMENT
1.General Amendments: Notwithstanding any term or condition of the Credit Agreement, the Borrower, the Guarantor, the Agent and the Lenders hereby agree as follows:
a.    From and after the date hereof, no further Loans will be advanced or Letters of Credit issued under the Credit Agreement; all principal payments made shall simultaneously reduce the commitments of the Lenders under the Credit Agreement on a pro rata basis by the amount of such principal payment.
b.    Commencing on November 1, 2019, in addition to all other required payments due under this Agreement and the Credit Agreement, the Borrower shall increase the amount of the monthly principal amortization payment required under the Credit Agreement from Two Hundred Fifty Thousand and No/100 Dollars ($250,000) to Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) per month, which shall continue to be paid on the first business day of each month until the Loans are repaid in full.
c.     In addition to (and without limiting) the above-referenced payments, the Borrower shall pay to the Agent, to be applied in reduction of the outstanding Loan Exposure, the net proceeds of all capital events by the REIT, the Borrower or any of their Subsidiaries including, without limitation, all asset sales, refinancings and financings (secured, unsecured or otherwise), recapitalizations, equity issuances and other similar capital transactions (in each instance to the extent permitted under the Credit Agreement) consummated by the REIT, the Borrower or any Subsidiary thereof, with such which net proceeds being defined as the gross proceeds of such transaction less payment of all usual and customary closing costs incurred in closing such transactions and the repayment of any Indebtedness (if any) securing the subject asset(s) and, as to recapitalizations and equity issuances, after redemption or retirement of any Equity Interests being simultaneously redeemed or retired All such payments shall be due within one (1) business day of receipt of such proceeds by the REIT, the Borrower or such Subsidiary.
d.    Without limitation to any other payment or prepayment required under the Credit Agreement, the Borrower shall make prepayments of the Loans from time to time in the amounts necessary such that after giving effect to any such prepayments, the aggregate outstanding Loan Exposure on each of the dates listed below shall not exceed the “Maximum Principal Amount” set forth across from such date on the table below:

Date	Maximum Principal Amount
January 31, 2020	$10,000,000
April 30, 2020	$2,000,000
June 30, 2020	$0
e.    The extension option provided under §3.6 shall not be available to the Borrower and any extension notice delivered or intent to exercise such extension option prior to the date hereof is null and void.
2.    Amendment to Credit Agreement. The Credit Agreement is hereby further specifically amended as follows:
a.    The definition of Applicable Margin is hereby amended and restated in its entirety as follows:
Applicable Margin. Means a rate per annum equal to (a) 3.50% for LIBOR Rate Loans, and (b) 2.50 % for Base Rate Loans.
b.    The definition of Indebtedness is hereby amended by amending and restating clause (j) thereof in its entirety as follows:
(j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily

Redeemable Stock issued by such Person or any other Person that matures or is due or redeemable on a date that is less than five (5) years after the Maturity Date, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, but excluding any such obligations that may be satisfied by the issuance of common stock and excluding all shares of the REIT’s Series D Preferred Stock, no par value share (“Series D Stock”) with a redemption date no earlier than the redemption date of the Series D Stock as of the Second Amendment Effective Date;
c.    The definition of Revolving Credit Maturity is hereby amended and restated in its entirety as follows:
Revolving Credit Maturity Date. June 30, 2020, or such earlier date on which the Revolving Credit Loans shall become due and payable pursuant to the terms hereof.
d.    The following new definition is hereby inserted in §1.1 as follows:
Second Amendment Effective Date. December 21, 2019.
e.    §3.6 of the Credit Agreement is hereby deleted in its entirety and shall be replaced by the phrase “[Intentionally Omitted.]”.
f.    A new §5.7 is hereby added to the Credit Agreement in appropriate numerical order as follows:
§5.7    Additional Collateral.
(a)    On or around the Second Amendment Effective Date, the Credit Parties will grant to the Agent, for the benefit of the Lenders, as further Collateral for the Obligations and the Hedge Obligations, a perfected first priority lien and security interest, pursuant to the terms of an Equity Interests Pledge and Security Agreement (the “Pledge Agreement”) executed contemporaneously herewith, in the following (collectively, the “Additional Collateral”): (i) the “Pledged Interests” as that term is defined by the Pledge Agreement and (ii) all of the economic interests and rights to receive dividends, distributions, or cash flow in respect of the “Pledged Interests”, as that term is defined by the Pledge Agreement; provided that the Borrower shall not be required to pledge any portion of such Equity Interests or other Additional Collateral to the extent (and only to the extent) that such a grant of a security interest is prohibited by, or under the terms thereof, may give rise to a default, breach, right of recoupment, buyout, repurchase, purchase option, right of first refusal or similar rights (whether effective with the pledge or any related exercise of rights thereunder), claim, defense or remedy, or directly or indirectly results in the termination of or requires any consent not obtained under, the documents evidencing or securing third-party first mortgage indebtedness of such Subsidiary.
(b)    No later than thirty (30) days after an Event of Default and a written request from the Agent therefor, the Borrower shall establish a segregated deposit account with the Agent, which shall be pledged to the Agent pursuant to documentation reasonably acceptable to the Agent and shall execute such documents and take such action as the Agent shall reasonably require in order to perfect its security interest in such deposit account and funds on deposit therein, and thereafter the Borrower will cause all dividends, distributions, and excess cash flow (after payment of normal and ordinary expenses), in each case, that is distributed by any applicable Subsidiary with respect of the Additional Collateral, to be deposited therein upon receipt by any such Person. While any Event of Default shall be in existence, neither the Borrower nor any other party shall have the right of withdrawal with respect to such deposit account and the Agent may apply all funds on deposit therein to the repayment of all outstanding Obligations.
g.    §9.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:
§9.4    Minimum Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth of the REIT and its respective Subsidiaries shall not be less than $199,984,257 plus eighty-five percent (85%) of the aggregate proceeds received by the REIT or the Borrower (net of reasonable related fees and expenses) in connection with any offering of stock or other Equity Interests after the Effective Date.
h.    §9.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:
§9.5    Liquidity. The unrestricted cash and Cash Equivalents of the REIT must equal at least Two Million Five Hundred Thousand Dollars ($2,500,000) at all times hereafter.
i.    §9.7 of the Credit Agreement is hereby deleted in its entirety and shall be replaced by the phrase “[Intentionally Omitted.]”.

3.    Representations and Warranties. Borrower and each Guarantor represent and warrant to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Borrower to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except where any such representation and warranty is limited to a specific date prior to the Effective Date or where the failure would not have a Material Adverse Effect. As of the Effective Date and after giving effect to this Agreement, no Default or Event of Default is in existence.
4.    Conditions Precedent. This Agreement shall not be effective until each of the following conditions precedent has been satisfied to the satisfaction of, or waived in accordance with §27 of the Credit Agreement (with the date, if any on which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”):
a.    Agent shall have received:

1.	a fully executed copy of this Agreement duly executed and delivered by Borrower, each other Credit Party, and the Lender;

2.
a fully executed Equity Interests Pledge and Security Agreement, duly executed and delivered by the Borrower and its Subsidiaries party thereto, which shall grant to the Agent a security interest in certain Equity Interests held, directly or indirectly, by the Borrower in certain of its Subsidiaries, as set forth therein;

3.	A Compliance Certificate dated as of the Effective Date demonstrating pro forma compliance with each of the covenants calculated therein; and

4.
Evidence satisfactory to the Agent that all action on the part of the Credit Parties necessary for the valid execution, delivery and performance by the Credit Parties of this Agreement and the other Loan Documents being delivered in connection herewith shall have been duly and effectively taken.

b.    No Default or Event of Default other than any existing payment Default shall have occurred and be continuing as of the date of the Effective Date.
c.    The representations and warranties made by the Credit Parties in the Loan Documents shall be true and correct on the Effective Date (unless such representations are limited by their terms to a specific date in which case they shall be required to be true and correct only as of such specified date).

d.    Borrower shall have paid to Agent all reasonable costs and expenses of the Agent in connection with the loan arrangement and this Agreement, including, without limitation, reasonable legal fees and expenses incurred by Agent.
5.    Further Assurances. Borrower and each Guarantor agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Agreement.
6.    GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.    Counterparts. This Agreement, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement is a Loan Document. Borrower and the Guarantors hereby ratify, confirm and reaffirm all of the terms and conditions of the Credit Agreement, and each of the other Loan Documents, and further acknowledge and agree that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this Agreement. Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this Agreement.
8.    No Waiver; Relationship of the Parties.
a.    Neither this Agreement nor Agent’s or Lenders’ agreements herein shall be deemed to be a waiver of any Default or Event of Default nor shall they establish or be deemed to establish a course of dealing upon which the Borrower may rely on in the future. Each Credit Party agrees and acknowledges that, except as expressly set forth herein, neither the Agent nor any Lender has agreed, or is agreeing herein, to forbear from exercising its rights and remedies under the Loan Documents or applicable Law with respect to any Default or Event of Default whether presently existing or occurring hereafter (all of which rights and remedies are hereby expressly reserved by the Agent and the Lenders).
b.    Nothing in this Agreement shall be construed to, nor is this Agreement intended to, alter, change or affect in any way the relationship among the Agent, the Lenders and the Credit Parties to one another, to anything other than a debtor-creditor relationship. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No Person other than a party hereto is intended to be a beneficiary hereof and no Person other than a party hereto shall be authorized to rely upon or enforce the contents of this Agreement.

9.    Waiver/Release. Each Loan Party acknowledges and agrees that it has no claims, counterclaims, offsets, defenses or causes of action against the Agent or any Lender with respect to amounts outstanding and owing to the Agent and/or any of the Lenders under the Loan Documents. In consideration of, among other things, the Lenders’ agreement to extend the Maturity Date and restructure certain payments with respect to the Loans as set forth in this Agreement, each Loan Party hereby WAIVES, releases and discharges to the fullest extent permitted by law, and hereby RELEASES and agrees to hold the Agent and the Lenders and their respective affiliates, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, consultants, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), harmless from any claims, counterclaims, offsets, defenses and/or causes of action (collectively, the “Claims”) that it may have against any Releasee based in whole or in part on any action or inaction of any of the Releasees with respect to the Loan Documents or the Obligations, whether such Claims are known or unknown, whether now existing or hereafter arising, and whether arising at law or in equity. In entering into this Agreement, each of the Loan Parties has consulted with, and been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 9 shall survive the termination of the Loan Agreement, the other Loan Documents, and payment in full of the Obligations
a.    [Signature Page to Follow]

IN WITNESS WHEREOF, each party has executed this Agreement under seal as of the day and year first above written.
BORROWER:

WHEELER REIT, L.P., a Virginia limited partnership

By:	WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

SUBSIDIARY GUARANTORS:

WHLR-DARIEN, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Second Amendment to Amended and Restated Credit Agreement Signature Page]

WHLR-DEVINE STREET, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHLR-LAKE MURRAY, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Second Amendment to Amended and Restated Credit Agreement Signature Page]

WHLR-MONCKS CORNER, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

WHLR-SOUTH LAKE POINTE, LLC, a Delaware limited liability company

By:	Wheeler REIT, L.P., a Virginia limited partnership, its Sole Member

By:	Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By: /s/ David Kelly
Name: David Kelly
Title: President and CEO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Second Amendment to Amended and Restated Credit Agreement Signature Page]

KEYBANK NATIONAL ASSOCIATION, as Agent and Lender
By:     /s/ Thomas Z. Schmitt
Name:    Thomas Z. Schmitt
Title:     Assistant Vice President

[Second Amendment to Amended and Restated Credit Agreement Signature Page]